Exhibit 99.2

CONCORDE CAREER COLLEGES, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2022 and December 31 2021
and for the Nine Months Ended September 30, 2022

CONCORDE CAREER COLLEGES, INC.
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2022 and December 31 2021
and for the Nine Months Ended September 30, 2022

CONCORDE CAREER COLLEGES, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
Assets
Cash	$37,495,000	$33,034,000
Accounts and notes receivable, net	9,880,000	5,908,000
Other accounts receivable	84,000	2,667,000
Refundable income taxes	1,284,000	1,402,000
Supplies and prepaid expenses	4,782,000	4,263,000
Total current assets	53,525,000	47,274,000
Property and equipment, net	30,410,000	28,250,000
Right-of-use assets for operating leases	75,180,000	—
Restricted cash deposits	1,689,000	1,952,000
Notes receivable, net	4,787,000	4,030,000
Deferred income taxes	3,568,000	4,193,000
Other assets	1,145,000	1,072,000
Total assets	$170,304,000	$86,771,000
Liabilities and Shareholders’ Equity
Prepaid tuition	$20,589,000	$18,234,000
Accounts payable	12,161,000	8,615,000
Accrued liabilities	2,552,000	2,811,000
Accrued salaries and wages	5,969,000	4,866,000
Current portion of deferred rent	—	1,391,000
Operating lease liability, current portion	11,642,000	—
Long term debt, current portion	615,000	550,000
Federal student financial assistance liability	278,000	278,000
Total current liabilities	53,806,000	36,745,000
Deferred rent liability	—	8,101,000
Operating lease liability	72,660,000	—
Long-term debt	5,152,000	5,624,000
Total liabilities	131,618,000	50,470,000

Shareholders’ equity:
Common stock, Class A	1,000	1,000
Common stock, Class B	9,000	9,000
Additional paid-in capital	81,237,000	81,237,000
Retained deficit	(42,561,000)	(44,946,000)
Total shareholders’ equity	38,686,000	36,301,000
Total liabilities and shareholders’ equity	$170,304,000	$86,771,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CONCORDE CAREER COLLEGES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended
	September 30,
	2022	2021
Net Revenues	$149,395,000	$143,764,000
Operating expenses:
Instruction costs and services	47,320,000	54,055,000
Selling and promotional	23,178,000	21,938,000
General and administrative	69,371,000	62,433,000
Provision for uncollectible accounts	5,935,000	5,055,000
Total operating expenses	145,804,000	143,481,000
Income from operations	3,591,000	283,000
Other (expense) income:
Interest income	322,000	357,000
Interest expense	(420,000)	(454,000)
Total other (expense) income, net	(98,000)	(97,000)
Income before income taxes	3,493,000	186,000
Provision for income taxes	(1,108,000)	(103,000)
Net income	$2,385,000	$83,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CONCORDE CAREER COLLEGES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock Class A	Common Stock Class B	Additional Paid-in Capital	Retained Deficit	Total Shareholders’ Equity

Balance as of January 1, 2022	$1,000	$9,000	$81,237,000	$(44,946,000)	$36,301,000
Net income	—	—	—	2,385,000	2,385,000
Balance as of September 30, 2022	$1,000	$9,000	$81,237,000	$(42,561,000)	$38,686,000

Balance as of January 1, 2021	$1,000	$9,000	$81,237,000	$(48,555,000)	$32,692,000
Net income	—	—	—	83,000	83,000
Balance as of September 30, 2021	$1,000	$9,000	$81,237,000	$(48,472,000)	$32,775,000

CONCORDE CAREER COLLEGES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$2,385,000	$83,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,395,000	3,428,000
Noncash operating lease expense	9,745,000
Amortization of tenant reimbursements	—	(475,000)
Loss on disposal of property and equipment	—	42,000
Provision for uncollectible accounts	5,935,000	5,055,000
Provision for deferred income taxes	625,000	(262,000)
Changes in assets and liabilities:
Accounts and notes receivable	(8,081,000)	2,245,000
Supplies and prepaid expenses	(523,000)	(949,000)
Prepaid tuition	2,355,000	5,463,000
Income taxes refundable	118,000	(1,095,000)
Accounts payable and accrued expenses	4,390,000	(549,000)
Operating lease liability	(10,115,000)	—
Federal student financial assistance payable	—	(595,000)
Net cash provided by operating activities	12,229,000	12,391,000
Cash flows from investing activities:
Purchase of property and equipment	(7,624,000)	(7,238,000)
Net cash used in investing activities	(7,624,000)	(7,238,000)
Cash flows from financing activities:
Change in refundable government loan program	—	(952,000)
Principal payments on finance leases	(407,000)	(350,000)
Net cash provided by financing activities	(407,000)	(1,302,000)
Change in cash, cash equivalents and restricted cash	4,198,000	3,851,000

Cash and cash equivalents, beginning of period	33,034,000	32,870,000
Restricted cash, beginning of period	1,952,000	1,952,000
Cash, cash equivalents and restricted cash, beginning of period	34,986,000	34,822,000
Cash and cash equivalents, end of period	37,495,000	36,721,000
Restricted cash, end of period	1,689,000	1,952,000
Cash, cash equivalents and restricted cash, end of period	$39,184,000	$38,673,000

Supplemental disclosure of cash flow information:
Income taxes paid	$1,657,000	$1,638,000
Interest paid	420,000	454,000
Right-of-use assets obtained in exchange for new operating lease liabilities	7,756,000	—

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of the Business

Concorde Career Colleges, Inc. (the Company) owns and operates proprietary, postsecondary institutions that offer career vocational training programs primarily in the ancillary care and allied health field. The Company serves the segment of population seeking to acquire a career-oriented education. As of September 30, 2022, the Company operates campuses at 17 locations in eight states.
Note 2 - Basis of Presentation and Summary of Significant Accounting Policies
The unaudited interim Condensed Consolidated Financial Statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and include the Company’s consolidated domestic subsidiaries. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these unaudited interim Condensed Consolidated Financial Statements and accompanying footnotes should be read in conjunction with the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2021. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in the Condensed Consolidated Financial Statements. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2022.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. Concorde’s fiscal year consists of twelve months ending December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for uncollectible accounts and notes receivable is the most significant estimate in the Company’s consolidated financial statements.

Cash

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2022 and December 31, 2021, the Company’s cash accounts exceeded federally insured limits by approximately $32,838,000 and $31,200,000, respectively.

Accounts Receivable, Notes Receivable and Prepaid Tuition

Accounts receivable are stated at the amount of consideration from students of which the Company has an unconditional right to receive. Accounts receivable are ordinarily due 30 days after the issuance of invoices. Under the Higher Education Act of 1965 (“HEA”) refund provisions, students are obligated to the Company for education costs that the student can no longer pay with Title IV funds. Contracts receivable are retail installment contracts due to the Company from current and former students for contracts provided by the Company and issued as part of federal student financial aid programs. The contracts are generally due over a period of one to two years and bear interest ranging from 0 percent to 15 percent.

The Company maintains an allowance for uncollectible accounts and contracts receivable. A provision is charged to operations for the amount of estimated uncollectible accounts based upon collection trends, student account type, delinquency status and other current factors. However, balances for inactive students for which a payment has not been received within 120 days and the Company has exhausted all collection efforts are considered delinquent and written off. Internal collection efforts, as well as outside professional services, are used to pursue collection of delinquent accounts. The amount of actual uncollectible accounts could differ materially from the estimates reflected in the consolidated balance sheets.

Concorde early adopted ASU 2016-13, Financial Instruments—Credit Losses, during 2022 and concluded there was no impact associated with the adoption of the new standard.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

During the nine months ended September 30, 2022 and 2021, impairment losses on doubtful accounts receivable, where collectability is not reasonably assured, were $5,935,000 and $5,055,000, respectively.

Prepaid tuition is a contract liability and represents the Company’s obligation to transfer goods or services to a student when consideration has already been received from the student. Revenue from prepaid tuition is deferred and recognized over the periods to which the tuition relates.

Fixed Assets

Fixed assets acquisitions over $500 are stated at cost, less accumulated depreciation. Furniture and equipment are depreciated over the estimated useful lives of the assets (three to five years) using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful life or terms of the related leases using the straight-line method.

Leasehold improvements that are funded by landlord incentives or allowances under operating leases are recorded as leasehold improvements in fixed assets and deferred rent liabilities prior to the adoption of ASC 842. Assets under capital lease and the leasehold improvements are amortized over the shorter of their economic life or the lease term. Deferred rent is accreted as a reduction of rent expense so that rent expense is recognized on a straight-line basis over the lease term.

Supplies and Prepaid Expenses

Supplies consist of textbooks and other materials for educational services and are recorded at cost. Prepaid expenses consist of amounts paid in advance for items or services that had not yet occurred as of September 30, 2022 or December 31, 2021. Prepaid expenses are recorded at cost and amortized over the useful life of the asset using the straight-line method.

Leases
We lease the our administrative and educational facilities under operating lease agreements. Upon adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”) as of January 1, 2022, we derecognized our previously recorded deferred rent balance. ASC 842 requires lessees to recognize a right-of-use (“ROU”) asset and a lease liability on the balance sheet for substantially all leases, with the exception of short-term leases. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. We adopted ASC 842 under a modified retrospective method without the recasting of comparative periods’ financial information.

To determine if a contract is or contains a lease, we considered whether (1) explicitly or implicitly identified assets have been deployed in the contract and (2) we obtain substantially all of the economic benefits from the use of that underlying asset and direct how and for what purpose the asset is used during the term of the contract. If we determine a contract is, or contains, a lease, we assess whether the contract contains multiple lease components. We consider a lease component to be separate from other lease components in the contract if (a) we can benefit from the right of use either on its own or together with other resources that are readily available to us and (b) the right of use is neither highly dependent on nor highly interrelated with the other right(s) to use underlying assets in the contract. In contracts involving the use of real estate, we separate the right to use land from other underlying assets unless the effect of separating the land is insignificant to the resulting lease accounting. We have elected to account for the lease and non-lease components as a single lease component.

For all leases we are a party to, the discount rate implicit in the lease was not readily determinable. Therefore, we used our incremental borrowing rate for each lease to determine the present value of the lease. We determined the incremental borrowing rate applicable to each lease through a model that represents the rate of interest we would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The incremental borrowing rate was applied to each lease based on the remaining term of the lease.

Government Grants

Support funded by grants is recognized as the Company meets the conditions prescribed by the grant agreement, performs the contracted services or incurs outlays eligible for reimbursement under the grant agreements. Grant activities and outlays are subject to audit and acceptance by the granting agency and, as a result of such audit, adjustments could be required.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

Intangible Assets

Intangible assets with finite lives, primarily consisting of curriculum and courseware, are being amortized on the straight-line basis over periods ranging from three to five years. Such assets are periodically evaluated as to the recoverability of carrying values. As of September 30, 2022 and December 31, 2021, there was approximately $731,000 and $662,000 net intangible assets recorded in other long-term assets on the consolidated balance sheets, respectively. Amortization expense related to intangible assets and included in the consolidated statements of income for the nine months ended September 30, 2022 and 2021 $220,000 and $83,000, respectively.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value. No asset impairments were recognized during the nine months ended September 30, 2022 and 2021.

Tuition Revenue Recognition

Tuition revenue, which is inclusive of fees, is recognized over the term as the Company provides services to students. Revenue is reported at the amount of consideration to which the Company expects to be entitled in exchange for providing educational services. The Company determines the transaction price based on standard charges for goods and services provided, reduced by discounts provided for student scholarships.

Advertising Costs

The Company expenses advertising costs as they occur. Advertising expense, which is included in selling and promotional expenses, was approximately $15,475,000 and $14,765,000 for the nine months ended September 30, 2022 and 2021, respectively.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Revenue from Contracts with Customers

Tuition Revenue

Tuition Revenue – The Company classifies tuition revenues into two categories: core programs and clinical programs. Core programs are nine to ten month programs that are billed in full at the start of the program. Clinical programs are 12 to 24 month programs that are billed by academic term. Clinical programs may have up to nine academic terms that last two to three months. In both categories, revenues are earned ratably over the academic term. If a student withdraws during the first 21 days of a program, the student is entitled to a 100 percent refund. Students withdrawing after the first 21 days but prior to the 60 percent point of the period of enrollment are entitled to a pro rata refund of the tuition charged for the period of enrollment. Students withdrawing after the 60 percent point of the period of enrollment are not entitled to refunds. The Company determines the refund liability at year-end based on actual experience subsequent to year-end. As of September 30, 2022 and December 31, 2021, there was approximately $210,000 and $210,000 of a refund liability recorded in accounts payable on the consolidated balance sheets, respectively. Students attending Texas or Aurora locations are entitled to a pro rata refund prior to 75 percent point of the period of enrollment. For these four locations, no refunds are entitled after student reaches 75 percent point of enrollment.

Textbook Revenue – Performance obligations are determined based on the nature of the goods provided by the Company in accordance with the contract. Textbook revenues are recognized when goods are provided to students at a single point in time.

Fee Revenue – Performance obligations are determined based on the nature of the service provided by the Company in accordance with the contract. Fees include retake fees and technology fees which are recognized over the length of the term.

Performance Obligations

Revenue from contracts with students for tuition, textbooks and fees is reported at an amount that reflects the consideration to which the Company expects to be entitled in exchange for providing instruction and other services. These amounts are due from students, third-party payers and others and include variable consideration for price concessions the Company has offered to students.

Revenue is recognized as performance obligations are satisfied, which is ratably over the academic term or when the textbooks and supplies are provided to students.

Significant Judgments

The Company determines the transaction price based on standard charges for goods and services provided, reduced by certain institutional scholarships and aid in accordance with the Company’s policies for granting certain merit based aid. For the nine months ended September 30, 2022 and 2021, the Company’s revenue was reduced by approximately $667,000 and $611,000, respectively, as a result of scholarships and institutional matching funds.

From time to time, the Company will receive prepayments of student balances from third-party payers or students resulting in a contract liability. These amounts are excluded from revenues and are recorded as liabilities until the performance obligation is satisfied. As of September 30, 2022 and December 31, 2021, the Company has a liability for deposits and prepayments of students recorded of approximately $20,589,000 and $18,234,000, respectively.

The Company estimates the transaction price for customers based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments and discounts. Subsequent changes that are determined to be the result of an adverse change in the customer’s ability to pay are recorded as bad debt expense.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Financing Component

For significant financing components, the Company has elected a practical expedient, which allows an entity to recognize the promised amount of consideration without adjusting for the time value of money if the contract has a duration of one year or less. For those contracts that have a duration of greater than one year, the Company has presented revenue on a present value basis.

Contract Costs

The Company has applied the practical expedient provided by FASB ASC 340-40-25-4, and all incremental student contract acquisition costs are expensed as they are incurred, as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

Note 4 - Accounts and Notes Receivable
Accounts and notes receivables consisted of the following:

	Current	Noncurrent	Total
September 30, 2022
Accounts and notes receivable
Due from students	$8,679,000	$7,439,000	$16,118,000
Title IV and federal loan programs	6,137,000	—	6,137,000
Less allowance for doubtful accounts	(4,936,000)	(2,652,000)	(7,588,000)
Total	$9,880,000	$4,787,000	$14,667,000

December 31, 2021
Accounts and notes receivable
Due from students	$6,376,000	$7,011,000	$13,387,000
Title IV and federal loan programs	4,024,000	—	4,024,000
Less allowance for doubtful accounts	(4,492,000)	(2,981,000)	(7,473,000)
Total	$5,908,000	$4,030,000	$9,938,000

The following table summarizes the activity in the student accounts and notes receivable allowance for doubtful accounts:

	September 30, 2022	December 31, 2021
Allowance for Doubtful Accounts
Balance, beginning of the year	$7,473,000	$9,040,000
Provision charged to expense	5,935,000	6,780,000
Account write-offs	(5,820,000)	(8,347,000)
Balance, end of year	$7,588,000	$7,473,000
Student accounts and notes receivables are recognized as they are earned over the course of a student’s program and/or term. The Company monitors the credit quality of its student accounts and notes receivables using collection trends, aging of accounts and other current factors. Outstanding notes accrue interest based on the terms of the respective note agreements. Notes receivable are presented net of discount for notes extending beyond one year in length at an imputed interest rate of 12 percent per annum. The discount on notes receivable was $75,000 and $53,000 at September 30, 2022 and December 31, 2021, respectively, and is included net of due from students.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Property and Equipment, net
Property and equipment, net consisted of the following:

	September 30, 2022	December 31, 2021
Furniture and equipment	$45,635,000	$41,343,000
Leasehold improvements	48,371,000	43,637,000
Assets under finance leases	3,943,000	8,291,000
Construction in progress	3,024,000	1,331,000
	100,973,000	94,602,000
Less: Accumulated depreciation and amortization	(70,563,000)	(66,352,000)
	$30,410,000	$28,250,000

Note 6 - Leases
As of September 30, 2022, Concorde leased all 17 of the currently operating campuses and its corporate headquarters under non-cancelable operating or finance leases, some of which contain escalation clauses and requirements to pay other fees associated with the leases. The facility leases have original lease terms ranging from five to 15 years and expire at various dates through 2036. In addition, the leases commonly include lease incentives in the form of rent abatements and tenant improvement allowances. We sublease certain portions of unused building space to third parties, which as of September 30, 2022, resulted in minimal income. All of the leases, other than those that may qualify for the short-term scope exception of 12 months or less, are recorded on our condensed consolidated balance sheets.

The components of lease expense are included in general and administrative expenses on the consolidated statement of operations, with the exception of interest on lease liabilities, which is included in “Interest expense.”

The components of lease expense during the nine months ended September 30, 2022 were as follows:

Nine Months Ended September 30,
Lease Expense	2022
Operating lease expense(1)	$9,759,000
Finance lease expense:
Amortization of leased assets	417,000
Interest on lease liabilities	415,000
Variable lease expense	2,242,000
Sublease income	(36,000)
Total net lease expense	$12,797,000
(1)     Excludes the expense for short-term leases not accounted for under ASC 842, which was not significant for the nine months ended September 30, 2022.
Rent expense was $11,058,000 for the nine months ended September 30, 2021.
Supplemental balance sheet and other information related to our leases was as follows:

Leases	Classification	September 30, 2022
Assets:
Operating lease assets	Right-of-use assets for operating leases	$75,180,000
Finance lease assets	Property and equipment, net(1)	3,433,000

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Leases	Classification	September 30, 2022
Total leased assets		$78,613,000
Liabilities:
Current
Operating lease liabilities	Operating lease liability, current portion	$11,642,000
Finance lease liabilities	Long-term debt, current portion	615,000
Noncurrent
Operating lease liabilities	Operating lease liability	72,660,000
Finance lease liabilities	Long-term debt	5,152,000
Total lease liabilities		$90,069,000
(1)     Finance lease assets are recorded net of accumulated amortization of $418,000 as of September 30, 2022.

Lease Term and Discount Rate	September 30, 2022
Weighted-average remaining lease term (in years):
Operating leases	8.17
Finance leases	6.33

Weighted average discount rate:
Operating leases	2.96%
Finance leases	9.29%

Maturities of lease liabilities were as follows:

	As of September 30, 2022
Years ending December 31,	Operating Leases	Finance Leases
Remainder of 2022	$3,465,000	$276,000
2023	13,977,000	1,133,000
2024	13,999,000	1,167,000
2025	12,174,000	1,202,000
2026	11,111,000	1,238,000
2027 and thereafter	40,664,000	2,698,000
Total lease payments	95,390,000	7,714,000
Less: interest	(11,088,000)	(1,947,000)
Present value of lease liabilities	84,302,000	5,767,000
Less: current lease liabilities	(11,642,000)	(615,000)
Long-term lease liabilities	$72,660,000	$5,152,000

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Disclosures Related to Periods Prior to the Adoption of ASC 842

As of September 30, 2021, minimum lease payments under non-cancelable operating leases by period were expected to be as follows (in thousands):

Years ending September 30,	Operating Leases	Finance Leases
Remainder of 2021	$3,585,000	$268,000
2022	13,280,000	1,100,000
2023	12,604,000	1,133,000
2024	11,363,000	1,167,000
2025	9,778,000	1,202,000
2026 and Thereafter	46,626,000	3,942,000
Total lease payments	$97,236,000	$8,812,000
Less: interest		(2,515,000)
Present value of future minimum lease payments		$6,297,000

Note 7 - Income Taxes

Our income tax expense for the nine months ended September 30, 2022 was $1,108,000, or 32% of pre-tax income, compared to income tax expense of $103,000, or 55% of pre-tax income, for the nine months ended September 30, 2021. The effective income tax rate in each period differed from the federal statutory tax rate of 21% primarily as a result of state income and franchise taxes. As of each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets.

Note 8 - Commitments and Contingencies

Legal

The Company is subject to various lawsuits from time to time including students who claim to be dissatisfied with the results of their program of study. Typically, the claims allege a breach of contract; deceptive advertising and misrepresentation and the student or students seek reimbursement of tuition. Punitive damages sometimes are also sought. In addition, the United States Department of Education (“USDE”) may allege regulatory violations found during routine program reviews. The Company has and will continue to dispute these findings as appropriate in the normal course of business.

During January 2021, the Company entered into a legal settlement for approximately $860,000 related to a class action lawsuit which was included in accrued liabilities on the consolidated balance sheet as of December 31, 2020. The final payment was made in January 2021.

With the exception of the previous matters noted, in the opinion of the Company’s management, resolution of such pending litigation and disputed findings will not have a material effect on the Company’s consolidated financial condition or its results of operations. Events could occur that would change this estimate in the near term.

Note 9 - Related Party Transactions

During the nine months ended September 30, 2022 and 2021, the Company did not pay management fees to Liberty Partners (shareholder).

The Company paid board member fees totaling $142,000 and $184,000 during the nine months ended September 30, 2022 and 2021, respectively.

CONCORDE CAREER COLLEGES, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Government Regulation and Financial Aid

At September 30, 2022 and December 31, 2021, the Company’s management believes it has met the United States Department of Education’s (“USDE”) standards of financial responsibility.

Federal Student Financial Aid expenditures are subject to future audit by the USDE. The Company’s management believes the Federal Student Financial Aid Programs have been managed appropriately and does not anticipate any material adjustments resulting from future audits. Due to the complex nature of the USDE regulations, the ultimate impact of future audits on the Company’s consolidated financial statements could vary materially.